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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY ANNOUNCES LETTER OF INTENT FOR STRATEGIC ACQUISITION OF HST, INC.

Profitable High-Tech Producer of Branded Components Anticipated to Add $50 Million in Revenues

(SAN DIEGO, California, April 18, 2002)--American Technology Corporation (Nasdaq: ATCO) announced today the signing of a Letter of Intent to acquire in a stock transaction San Diego-based HST, Inc. HST is a rapidly growing, profitable designer and manufacturer of technologically advanced components for branded consumer products. American Technology currently uses HST as an outsourced manufacturer of its HSS(R) and NeoPlanar(R) components.

Upon consummation of the acquisition, the combined company will have projected annual revenues of greater than $50 million. In addition, three executives of HST will become members of the Company's Board and will also join the Company's executive team. Randy Beck, CEO of HST will become Chairman and CEO of the Company when the acquisition is completed.

In announcing the planned acquisition, Elwood Norris, Chairman and CEO of American Technology, said, "This is a strategically important acquisition for our company. HST has successfully implemented high volume cost-effective manufacturing for our HyperSonic(R) Sound components and is similarly developing production for NeoPlanar components for OEMs and military customers. The synergy between our two companies is significant. Increasingly, our customers want in addition to a license, a manufactured component that can be more quickly integrated into their own sound solutions. The acquisition of HST will allow us to speed delivery of these higher margin solutions to our customers."

Norris continued, "The HST team members have a record of innovative high-tech manufacturing and strong customer relationships. They complement our technology team and are already contributing to the marketing of HSS and NeoPlanar components. HST reported unaudited revenues of greater than $11.4 million in the first calendar quarter with record profits (unaudited) exceeding 25% pre-tax. It is anticipated that upon closing, the combined company will generate significant positive operating cash flows and profits to finance future growth."

Randy Beck, CEO of HST commented, "We are very pleased to join American Technology with the goal of continuing to grow our business and contribute to the future success of HSS, NeoPlanar, PureBass(R) and other American Technology patented technologies. While we are pleased with HST's strong operating results, we are equally excited about the strategic dynamics created by this transaction."

Beck added, "We have worked closely with American Technology management, especially over the last year, to create economical

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component solutions for HSS and more recently NeoPlanar products. Industry leaders are already licensing American Technology's sound solutions and we believe we add even greater value through manufacturing and marketing innovations. We believe NeoPlanar has the opportunity to replace many existing speaker applications worldwide and at the same time deliver increased utility. We also see HSS opening new mass-market applications in directed sound. Working with American Technology's military customers, we have also been party to the excitement generated by a wide range of military uses for American Technology's sound products."

HST designs and manufactures technologically advanced components for branded consumer products using space-age materials and proprietary production methods. HST's most significant new application of advanced materials and processing is Callaway Golf's latest Big Bertha C4(TM) compression cured carbon composite driver head. HST manufactures this tournament-winning driver head and the accompanying custom-designed carbon fiber golf shaft. HST uses advanced materials to develop and manufacture products including carbon fiber golf shafts for Callaway, Ping and others, as well as custom carbon fiber tubes for applications ranging from arrow shafts to vehicle drive shafts. Also, HST supplies composite speaker components for Harman International's JBL brand. Over the last five years HST has invested in advanced material engineering targeted at creating a diversified line of proprietary components with superior performance at costs providing favorable margins to HST and its customers. HST currently has advanced components in various stages of development for military, consumer, construction, automotive and other industries. HST also manufactures under license ultrasonic film based emitters and magnetic film transducers for American Technology's patented HyperSonic Sound (HSS) and NeoPlanar speaker technologies.

HST, Inc. is a dba for Horizon Sports Technologies, Inc. established in 1990. In 2001 HST responded to high electrical and manufacturing costs by launching an advanced technology 120,000 square foot manufacturing operation in Tijuana, Mexico, under a program known as "Maquiladora". HST expects to continue investing in new applications of advanced materials combined with the economies of maquiladora manufacturing to result in growing product diversification in future years.

The Letter of Intent outlines the agreement by American Technology to issue 13 million common shares to acquire HST in a tax-free transaction. HST executives and employees will also be granted options to purchase an aggregate of one million common shares after closing under the Company's stock option plan, and HST executives will enter into three-year non-compete and employment agreements at their current base salary levels. The Letter of Intent is non-binding, and completion of the transaction will be subject to a number of conditions precedent, including satisfactory completion of due diligence, completion and execution of definitive documentation, and the approval of American Technology's stockholders. Provided all conditions are satisfied, the Company expects to consummate the transaction by end of its fiscal year ending September 30, 2002. However, there can be no assurance that all conditions will be satisfied or that if satisfied, the transaction will close when expected.

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About American Technology Corporation

American Technology is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); Stratified Field(R) Technology; NeoPlanar(R); PureBass(R) Sub-Woofer Technology; Directed Stick Radiator technology and FM Sounds(TM) consumer radio products. The company is establishing a strong portfolio of patents, trademarks, and know-how including over 110 U.S. and Foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our Web site at www.atcsd.com.

About HST, Inc.

HST designs and manufactures advanced material components for branded consumer products. Leading customers include Callaway Golf, Ping, JBL, Fender, Dunlop, Answer Products, Blackhawk Archery and others. HST has a research staff for the ongoing creation of new components for military, consumer, construction, automotive and other industries. See www.HST-Inc.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including satisfaction of conditions precedent, development of future products, technological shifts, potential technical difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the Company's most recent filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations.

# # #

Editors Note:  HyperSonic Sound, HSS, NeoPlanar, Stratified Field,
PureBass, FM Sounds, and Shaping the Future of Sound are trademarks or registered trademarks of American Technology Corporation. All other company, product, and service names are the property of their respective owners.

FOR FURTHER INFORMATION CONTACT:

Robert Putnam, (858) 679-3168, Robert@atcsd.com